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                                                                 Exh. 4.6


Shamus Group, Inc.
33 Whitehall Street, 30th Floor
New York, New York 10002

Scoop, Inc.
2540 Red Hill Avenue, Suite 100
Santa Ana, California 92705

Gentlemen:

          The undersigned understands and agrees as follows:

          1. Scoop, Inc., a Delaware corporation (the "Company"), has filed a registration statement on Form SB-2 (the "Registration Statement") under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, which Registration Statement contemplates the public offering by the Company of 1,300,000 shares (excluding 195,000 shares of Common Stock which may be sold by the Company upon exercise of the Underwriters' over-allotment option) of Common Stock, $0.01 par value, of the Company (the "Common Stock").

          2. After consultation, the Company, the undersigned and Shamus Group, Inc., acting as Representative (the "Representative") of the several Underwriters (the "Underwriters") for the proposed public offering, have agreed that any significant sales of Common Stock by the officers, directors and/or stockholders of the Company within the twelve (12) month period after the date of the effectiveness of the Registration Statement could have an adverse effect on the market price for the Common Stock.

          3. It is in the best interests of the Company and of all stockholders of the Company to have a successful public offering and stable and orderly public market thereafter.

          Therefore, in order to induce the Company and the Underwriters to proceed with the proposed public offering, the undersigned will not, directly or indirectly, offer, offer to sell, sell, grant an option to purchase or sell, transfer, assign, pledge, hypothecate or otherwise encumber, or enter into any agreement to do any of the foregoing with respect to, any shares of Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, prior to the expiration of twelve (12) months from the date of effectiveness of the Registration Statement, without the prior written consent of the Representative, except for shares acquired in the public offering or in the open market after the effective date of the Registration Statement. The undersigned further agrees that, for a period of one year following the effective date of the Registration Statement, the Representative shall have the right to require that any sales of Common Stock made by the undersigned be made through the Representative or such other broker-dealer(s) as the Representative may allow.


Dated:                    , 1997
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                        Signature:
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                        Print Name:
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                        Additional Signature:
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                        Print Name:
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                        Social Security or
                        Taxpayer ID Number:
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